Exhibit 99.1

Reed’s Reports Third Quarter 2026 Results

Management Team to Host Conference Call Tomorrow at 8:30 a.m. ET

Norwalk, CT, (November 10, 2026) – Reed’s, Inc. (NYSE American: REED) (“Reed’s” or the “Company”), owner of the nation’s leading portfolio of handcrafted, natural ginger beverages, today announced financial results for the three and nine months ended September 30, 2026.

Q3 2026 Financial Highlights (vs. Q3 2025):

●	Net sales were $6.5 million compared to $7.0 million in the prior year period.
●	Gross profit increased to $1.6 million compared to $1.2 million in the prior year period and gross margin increased to 25% compared to 17% in the prior year period.
●	Delivery and handling expenses were $2.69 per case compared to $2.60 per case in the prior year period.
●	Selling, general and administrative expenses decreased 15% to $3.6 million compared to $4.2 million in the prior year period.
●	Net loss improved to $3.2 million compared to $4.0 million in the prior year period.
●	EBITDA[1] loss improved to $2.9 million compared to $3.6 million in the prior year period.

Neal Cohane, Reed’s interim CEO, stated, “The third quarter marked another step forward in our operating performance, with continued progress on gross margin and cost discipline. During the quarter, we focused on expanding retail coverage through our national broker network, adding new placements and doors, restructuring e-commerce fulfillment to reduce costs, improving trade spend efficiency, and rebalancing our cost structure.”

“We continue to make quarter-over-quarter progress. In the third quarter, gross margin expanded 100 basis points sequentially to 25%, selling, general and administrative expenses decreased 24% sequentially, and net loss decreased 26% sequentially. We also strengthened our balance sheet by refinancing our senior secured loan and, subsequent to quarter end, closing a $10.0 million private placement. Looking ahead, we expect to deliver sequential operating improvements as we continue to focus on strengthening sales execution, expanding gross margins, and maintaining cost discipline.”

1 EBITDA is a non-GAAP financial measure. Definition of the non-GAAP measure used by Reed’s and a reconciliation of such measure to the related GAAP financial measure can be found under the sections below titled “Non-GAAP Financial Measures” and “Reconciliation of GAAP Financial Measure to Non-GAAP Financial Measure.”

During and subsequent to the third quarter, Reed’s continued to execute the corrective actions initiated earlier this year to stabilize the business, improve operational performance, and position the Company for profitable growth, resulting in the following developments:

●	Strengthened the balance sheet by refinancing the Company’s $9.25 million senior secured loan and, subsequent to quarter end, closing a $10.0 million private placement.
●	Expanded retail coverage through the Company’s national broker network, adding new placements and doors, as well as regaining distribution with several national and regional retail accounts.
●	Reduced promotional and other allowances.
●	Restructured e-commerce operations by transitioning to a third-party fulfillment model.
●	Continued progress optimizing selling, general and administrative expenses.

Third Quarter 2026 Financial Results

During the third quarter of 2026, net sales were $6.5 million, compared to $7.0 million in the prior year period. The decrease was primarily driven by lower volumes with recurring national customers, partially offset by lower promotional and other allowances.

Gross profit for the third quarter of 2026 increased 34% to $1.6 million, compared to $1.2 million in the prior year period. Gross margin expanded to 25% compared to 17% in the prior year period. The increase was primarily driven by lower promotional and other allowances and lower cost of goods per case, which decreased to $13.26 from $13.73 in the prior year period.

Delivery and handling expenses decreased by 10% to $1.0 million during the third quarter of 2026, compared to $1.1 million in the third quarter of 2025, primarily driven by the net sales decrease and continuing improvements in logistics efficiency and freight optimization. Delivery and handling costs were 15% of net sales, or $2.69 per case, compared to 16% of net sales, or $2.60 per case, during the same period last year.

Selling, general and administrative expenses decreased 15% to $3.6 million, compared to $4.2 million in the prior-year period. The decrease was primarily driven by continuing efforts to optimize selling, general and administrative expenses, partially offset by investment in personnel and related services to support the Company’s Asia growth initiative.

Net loss during the third quarter of 2026 improved to $3.2 million, or $(0.27) per share, compared to a net loss of $4.0 million, or $(0.48) per share, in the prior year period.

EBITDA1 loss improved to $2.9 million in the third quarter of 2026, compared to an EBITDA loss of $3.6 million in the year-ago period.

Liquidity and Cash Flow

For the third quarter of 2026, cash used in operations improved to $0.3 million, compared to cash used in operations of $2.8 million in the year-ago period.

As of September 30, 2026, the Company had $2.1 million of cash and $9.25 million of total debt, compared to $10.4 million of cash and $9.2 million of total debt net of deferred financing fees as of December 31, 2025.

On September 30, 2026, the Company refinanced its $9.25 million senior secured loan, extending its maturity to June 30, 2027, with an option to extend for an additional three months, subject to certain conditions. Subsequent to quarter end, on November 9, 2026, the Company closed a private placement pursuant to which it issued and sold an aggregate of 17,421,602 shares of common stock for aggregate gross proceeds of $10.0 million. The closing of the transaction satisfied the equity contribution requirement under the Company’s amended credit agreement. Reed’s intends to use the net proceeds for working capital and other general corporate purposes.

Conference Call

The Company will conduct a conference call tomorrow, November 11, 2026, at 8:30 a.m. Eastern time to discuss its results for the three and nine months ended September 30, 2026.

Reed’s leadership team will host the conference call, followed by a question-and-answer period.

Date: Wednesday, November 11, 2026

Time: 8:30 a.m. Eastern time

Toll-free dial-in number: (800) 717-1738
International dial-in number: (646) 307-1865
Conference ID: 03446
Webcast: Reed’s Q3 2026 Conference Call

Please dial into the conference call 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact the Company’s investor relations team at (720) 330-2829.

The conference call will also be broadcast live and available for replay on the investor relations section of the Company’s website at https://investor.reedsinc.com.

About Reed’s, Inc.

Reed’s is an innovative company and category leader that provides the world with high quality, premium and better-for-you sodas. Established in 1989, Reed’s is a leader in craft beverages under the Reed’s®, Virgil’s® and Flying Cauldron® brand names. The Company’s beverages are now sold in over 32,000 stores nationwide.

Non-GAAP Financial Measures

In addition to our U.S. GAAP results, the Company presents EBITDA as a supplemental measure of its performance. However, EBITDA is not a recognized measurement under U.S. GAAP and should not be considered as an alternative to net income, income from operations or any other performance measure derived in accordance with U.S. GAAP, or as an alternative to cash flow from operating activities as a measure of liquidity. The Company defines EBITDA as net income (loss), plus interest expense, tax expense, and depreciation and amortization.

Management considers its core operating performance to be that which the Company’s managers can affect in any particular period through their management of the resources that affect the Company’s underlying revenue and profit generating operations during that period. Non-GAAP adjustments to the Company’s results prepared in accordance with U.S. GAAP are itemized below. You are encouraged to evaluate these adjustments and the reasons the Company considers them appropriate for supplemental analysis. In evaluating EBITDA, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in this presentation. The Company’s presentation of EBITDA should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items.

The Company presents EBITDA because it believes it assists investors and analysts in comparing the Company’s performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. In addition, the Company uses EBITDA in developing its internal budgets, forecasts and strategic plan; in analyzing the effectiveness of its business strategies; in evaluating potential acquisitions; making compensation decisions; and in communications with its board of directors concerning its financial performance. EBITDA has limitations as an analytical tool, which includes, among others, the following:

●	EBITDA does not reflect the Company’s cash expenditures, or future requirements, for capital expenditures or contractual commitments;
●	EBITDA does not reflect changes in, or cash requirements for, the Company’s working capital needs;
●	EBITDA does not reflect future interest expense, or the cash requirements necessary to service interest or principal payments, on the Company’s debts; and
●	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical are forward-looking statements. These forward-looking statements may be identified by terms such as “believe,” “expect,” “intends,” “outlook,” “may,” “will” and similar expressions. Forward-looking statements include, but are not limited to, statements herein with respect to implied or express statements regarding the Company’s expectations relating to its financial projections, including expected expansion of gross margin, business strategy, growth initiatives, operational improvements, and the Company’s belief that its corrective efforts will help reposition the Company for profitable growth. These forward-looking statements are based on current expectations. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties, and assumptions, many of which involve factors or circumstances that are beyond our control. These risks could materially impact our ability to access raw materials, production, transportation and/or other logistics needs.

If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, Reed’s actual results could differ materially from the results expressed or implied by the forward-looking statements we make. The risks and uncertainties referred to above include, but are not limited to: inventory shortages; risks associated with new product releases; the impacts of further inflation; risks that customer demand may fluctuate or decrease; risks that the Company is unable to collect unbilled contractual commitments, particularly in the current economic environment; the Company’s ability to compete successfully and manage growth; the Company’s ability to attract and retain qualified management and personnel; the Company’s ability to develop and expand strategic and third party distribution channels; the Company’s dependence on third party suppliers, brewers and distributors; third party co-packers meeting contractual commitments; risks related to the Company’s business expansion and international operations; the Company’s ability to continue to innovate; the Company’s strategy of making investments in sales to drive growth; increasing costs of fuel and freight; protection of intellectual property; competition; general political or destabilizing events; general economic conditions; the effect of evolving domestic and foreign government regulations; and other risks detailed from time to time in Reed’s public filings, including Reed’s annual report on Form 10-K for the year ended December 31, 2025 filed on March 25, 2026 and Reed’s quarterly report on Form 10-Q for the quarter ended June 30, 2026 filed on August 12, 2026, which are available on the Securities and Exchange Commission’s (“SEC”) web site at www.sec.gov and in subsequent filings Reed’s makes with the SEC, including Reed’s quarterly report on Form 10-Q for the quarter ended September 30, 2026, which Reed’s intends to file with the SEC. These forward-looking statements are based on current expectations and speak only as of the date hereof. Reed’s assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Investor Relations Contact

Sean Mansouri, CFA or Aaron D’Souza

Elevate IR

REED@elevate-ir.com

(720) 330-2829

REED’S, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three and Nine Months Ended September 30, 2026 and 2025

(Unaudited)

(Amounts in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net sales	$6,513	$7,033	$21,143	$26,585

Cost of goods sold	4,795	5,695	16,109	19,377
Inventory write-offs	83	114	913	1,775
Total cost of goods sold	4,878	5,809	17,022	21,152

Gross profit	1,635	1,224	4,121	5,433

Operating expenses:
Delivery and handling expense	989	1,100	3,216	4,299
Selling and marketing expense	1,191	1,366	4,647	4,139
General and administrative expense	2,411	2,861	9,493	8,633
Total operating expenses	4,591	5,327	17,356	17,071

Loss from operations	(2,956)	(4,103)	(13,235)	(11,638)

Other income (expense)	(7)	395	(57)	441
Interest expense	(207)	(274)	(615)	(864)

Net loss	(3,170)	(3,982)	(13,907)	(12,061)

Dividends on Series A Convertible Preferred Stock	-	-	-	(5)

Net Loss Attributable to Common Stockholders	$(3,170)	$(3,982)	$(13,907)	$(12,066)

Loss per share – basic and diluted	$(0.27)	$(0.48)	$(1.17)	$(1.54)

Weighted average number of shares outstanding – basic and diluted	11,847,086	8,248,157	11,841,376	7,848,471

REED’S, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share amounts)

	September 30, 2026	December 31, 2025
	(Unaudited)

ASSETS
Current assets:
Cash	$2,095	$10,424
Accounts receivable, net of allowance of $827 and $980, respectively	1,555	2,317
Inventory, net	7,000	8,046
Prepaid expenses and other current assets	640	673
Total current assets	11,290	21,460

Property and equipment, net of accumulated depreciation of $790 and $785, respectively	1,004	1,231
Intangible assets	650	650
Total assets	$12,944	$23,341

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)
Current liabilities:
Accounts payable	$6,832	$3,496
Accrued expenses	675	669
Deferred revenue	32	-
Senior secured loan, net of deferred financing costs of $0 and $68, respectively	9,250	9,182
Current portion of lease liabilities	36	40
Total current liabilities	16,825	13,387

Lease liabilities, less current portion	774	803
Total liabilities	17,599	14,190

Stockholders’ equity (deficiency):
Series A Convertible Preferred stock, $10 par value, 500,000 shares authorized, 9,411 shares issued and outstanding	94	94
Common stock, $.0001 par value, 60,000,000 shares authorized; 11,857,086 and 11,820,429 shares issued and outstanding, respectively	5	5
Additional paid-in capital	176,884	176,783
Accumulated deficit	(181,638)	(167,731)
Total stockholders’ equity (deficiency):	(4,655)	9,151
Total liabilities and stockholders’ equity (deficiency):	$12,944	$23,341

REED’S, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Nine Months Ended September 30, 2026 and 2025

(Unaudited)

(Amounts in thousands)

	September 30, 2026	September 30, 2025
Cash flows from operating activities:
Net loss	$(13,907)	$(12,061)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	72	121
Loss (gain) on disposal of property and equipment	103	(5)
Amortization of debt discount	68	273
Fair value of vested options	7	60
Fair value of vested restricted shares	94	-
Change in allowance for doubtful accounts	827	714
Inventory write-offs and change in reserve	534	1,185
Changes in operating assets and liabilities:
Accounts receivable	(64)	831
Inventory	512	(3,637)
Prepaid expenses and other assets	33	(87)
Decrease in right of use assets	37	35
Accounts payable	3,351	(1,014)
Accrued expenses	4	339
Deferred revenue	32	-
Lease liabilities	(32)	16
Net cash used in operating activities	(8,329)	(13,230)
Cash flows from investing activities:
Trademark costs	-	(6)
Purchase of property and equipment	-	(191)
Proceeds on sale of property and equipment	-	25
Net cash used in investing activities	-	(172)
Cash flows from financing activities:
Proceeds from sale of common stock	-	8,000
Payment of note payable	-	(650)
Payment of cash recorded as debt discount	-	(34)
Amounts from former related party, net	-	(169)
Net cash provided by financing activities	-	7,147

Net decrease in cash	(8,329)	(6,255)
Cash at beginning of period	10,424	10,391
Cash at end of period	$2,095	$4,136

Supplemental disclosures of cash flow information:
Cash paid for interest	$561	$326
Non-cash investing and financing activities:
Reduction in property and equipment and accounts payable	$15	$-
Reclass SAFE agreement from accounts payable to equity	$-	$115
Dividends on Series A Convertible Preferred Stock	$-	$5

REED’S, INC.

RECONCILIATION OF GAAP FINANCIAL MEASURE TO NON-GAAP FINANCIAL MEASURE

For the Three and Nine Months Ended September 30, 2026 and 2025

(Unaudited)

(Amounts in thousands)

	Three Months Ended September 30,
	2026	2025
Net loss	$(3,170)	$(3,982)

EBITDA adjustments:
Interest expense	207	274
Tax expense	58	37
Depreciation and amortization	30	64
Total EBITDA adjustments	$295	$375

EBITDA	$(2,875)	$(3,607)

	Nine Months Ended September 30,
	2026	2025
Net loss	$(13,907)	$(12,061)

EBITDA adjustments:
Interest expense	615	864
Tax expense	168	85
Depreciation and amortization	109	156
Total EBITDA adjustments	$892	$1,105

EBITDA	$(13,015)	$(10,956)